CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in the Registration Statement of American Digital Communications, Inc. on Form SB-2 of our report dated May 27, 1999, except for
Note 11, as to which the date is June 10, 1999 and Note 12 dated March 6, 2000, relating to the financial statements of American Digital Communications, Inc. as of February 28, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for the years then ended.



Denver, Colorado
March 15, 2000                                 /s/ CAUSEY DEMGEN & MOORE INC.